Eisenhauer & Co.
                               Investment Banking




October 7, 1999


Premier Laser Systems, Inc.
Attn: Mr. Robert Mahoney
3 Morgan
Irvine, CA 92618



Dear Mr. Mahoney:

         We hereby consent to the reference herein to our report captioned Valuation of Patents and The Charge For Purchased Research and Development and to the incorporation by reference of this Annual Report on Form 10-K/A into all Registration Statements on Form S-8 previously filed by Premier Laser Systems, Inc.


Sincerely,

EISENHAUER & CO.


By: /s/ Bruce Eisenhauer
    Bruce Eisenhauer
    Managing Director